UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):

September 1, 2023

Quotient Technology Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36331	77-0485123
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1260 East Stringham Avenue, Suite 600
Salt Lake City, Utah 84106
(Address of principal executive offices, including zip code)

(650) 605-4600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	QUOT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion of the previously announced Merger (as described below) pursuant to the Agreement and Plan of Merger, dated as of June 20, 2023 (the “Merger Agreement”), by and among Quotient Technology Inc. (the “Company”), CB Neptune Holdings, LLC (“Parent”) and NRS Merger Sub Inc. (“Merger Sub”).

On September 5, 2023 (the “Closing Date”), pursuant to the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation of the Merger and a wholly owned subsidiary of Parent. Parent is the direct parent of CB Neptune Parent Corp, Inc.

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Concurrently with the closing of the Merger, CB Neptune Midco Holdings, LLC (“CB Neptune Midco”), Parent and each of Parent’s direct and indirect subsidiaries party thereto as a borrower or a guarantor entered into that certain Financing Agreement with Cerberus Business Finance Agency, LLC, as administrative agent and collateral agent, and the lenders from time to time party thereto (the “Credit Agreement”), which provides for (i) term loan facilities in an aggregate principal amount equal to $450 million and (ii) a revolving loan facility in an aggregate principal amount up to $50 million. Parent is the borrower, and its direct parent and certain of its subsidiaries are guarantors, under the Credit Agreement. The obligations under the Credit Agreement are secured on a first priority basis by substantially all assets of the borrower and the guarantors (subject to certain exclusions and exceptions). The Credit Agreement includes representations and warranties, covenants, events of default and other provisions that are customary for facilities of their respective types.

Item 1.02.	Termination of a Material Definitive Agreement.

Concurrently with the closing of the Merger, the Company paid all outstanding obligations and terminated all credit commitments under that certain (i) Financing Agreement, dated as of November 30, 2022, as amended from time to time, among, the Company, the other guarantors from time to time party thereto, Blue Torch Finance LLC and certain other financial institutions from time to time party thereto and (ii) Financing Agreement, dated as of November 30, 2022, as amended from time to time, among, the Company, the other guarantors from time to time party thereto, PNC Bank, National Association and certain other financial institutions from time to time party thereto.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”):

1.

each share of common stock of Quotient, par value $0.00001 per share (“Common Stock”), outstanding immediately prior to the Effective Time (subject to certain exceptions, including shares of Common Stock owned by stockholders of Quotient who have properly exercised appraisal rights in accordance with Delaware law) automatically converted into the right to receive $4.00 in cash (the “Per Share Price”), without interest and subject to applicable withholding taxes.

2.

each option to purchase shares of Common Stock (“Company Option”) outstanding as of immediately prior to the Effective Time that was vested or unvested was automatically cancelled and converted into the right to receive an amount in cash, without interest thereon and subject to applicable withholding taxes, equal to the product of (i) the number of shares of Common Stock subject to such Company Option as of immediately prior to the Effective Time and (ii) the excess, if any, of the Per Share Price over the exercise price per share of such Company Option. Each Company Option with an exercise price per share equal to or greater than the Per Share Price was cancelled without any action on the part of the holder thereof and without any cash payment being made in respect thereof.

3.

each restricted stock unit (“Company RSU”) outstanding as of immediately prior to the Effective Time was (subject to certain limited exceptions) automatically cancelled and converted into the right to receive an amount in cash, without interest thereon and subject to applicable withholding taxes, equal to the product of (i) the Per Share Price and (ii) the total number of shares of Common Stock subject to such Company RSU as of immediately prior to the Effective Time.

4.

each performance-based restricted stock unit (“Company PSU”) outstanding as of immediately prior to the Effective Time was automatically cancelled and converted into an amount in cash (with any performance-vesting conditions deemed achieved as of immediately prior to the Effective Time at 100% of the target level of performance (which, for the avoidance of doubt, is equal to 100% of the Company PSUs underlying each Company PSU award granted in 2022)), without interest thereon and subject to applicable withholding taxes, equal to the product of (i) the Per Share Price and (ii) the total number of shares of Common Stock subject to such Company PSU as of immediately prior to the Effective Time.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 20, 2023, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company notified the New York Stock Exchange (the “NYSE”) on September 5, 2023 of the consummation of the Merger. The Company requested that the NYSE delist its Common Stock on September 5, 2023. As a result, the NYSE filed a Form 25 with the SEC to remove the Common Stock from listing on the NYSE and deregister the Common Stock pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Common Stock ceased trading on the NYSE effective prior to the opening of trading on September 5, 2023. After effectiveness of the Form 25, the Company intends to file with the SEC a certification and notice of termination on Form 15 to terminate the registration of the Common Stock under the Exchange Act and suspend the Company’s reporting obligations under Section 13 and Section 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the Merger Agreement and in connection with the consummation of the Merger, each outstanding share of Common Stock that was issued and outstanding immediately prior to the Effective Time (except as described in Item 2.01 hereof) was converted, at the Effective Time, into the right to receive the Per Share Price. Accordingly, at the Effective Time, the holders of such shares of Common Stock ceased to have any rights as stockholders of the Company, other than the right to receive the Per Share Price.

Item 5.01	Change in Control of Registrant.

The information set forth in the Introductory Note and under Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the Merger, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Parent. The total amount of consideration payable to the Company’s equityholders in connection with the Merger was approximately $430 million. The funds used by Parent to consummate the Merger and complete the related transactions came from equity contributions from Charlesbank Equity Fund IX, LP, the controlling stockholder of CB Neptune Parent Corp, Inc., and the proceeds received in connection with debt financing pursuant to the arrangements described in Item 1.01 of this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On September 5, 2023, and as a result of the consummation of the Merger, the directors of Merger Sub immediately prior to the Effective Time became the directors of the Company. In accordance with the terms of the Merger Agreement, effective as of the Effective Time, the following persons, who were directors of the Company prior to the Effective Time, are no longer directors of the Company: Kimberly Anstett, Matthew Krepsik, Robert McDonald, Joseph Reece, Michael Wargotz, Kate Vanek and Tracey Figurelli.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Effective as of the Effective Time and as a result of the completion of the Merger, the certificate of incorporation of the Company, as in effect immediately prior to the Merger, was amended and restated to be in the form of the certificate of incorporation attached as Exhibit 3.1 hereto, which is incorporated herein by reference.

Effective as of the Effective Time and as a result of the completion of the Merger, the bylaws of the Company, as in effect immediately prior to the Merger, were amended and restated to be in the form of the bylaws attached as Exhibit 3.2 hereto, which is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 1, 2023, the Company held a Special Meeting of Stockholders (the “Special Meeting”). As of the close of business on July 28, 2023, the record date for the Special Meeting, 99,496,606 shares of Common Stock were outstanding and entitled to vote at the Special Meeting. At the Special Meeting, 72,423,769, or approximately 73% of the outstanding Common Shares entitled to vote, were represented in person or by proxy.

The following are the voting results of the proposals considered and voted on at the Special Meeting, each of which is described in detail in the Company’s definitive proxy statement, dated July 31, 2023 filed by the Company with the SEC (the “Proxy Statement”).

1.	Proposal 1: To adopt the Merger Agreement (the “Merger Proposal”).

Votes For	Votes Against	Abstentions	Broker Non-votes
62,458,298	9,843,468	122,003	0

Stockholders approved the Merger Proposal.

2.

Proposal 2: To approve, on an advisory (nonbinding) basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Advisory Vote on the Compensation Proposal”).

Votes For	Votes Against	Abstentions	Broker Non-votes
42,378,724	28,973,432	1,071,613	0

Stockholders approved the Compensation Proposal.

3.

Proposal 3: To approve to adjourn the Special Meeting from time to time, if necessary or appropriate as determined in good faith by the Board of Directors of the Company, including to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

Votes For	Votes Against	Abstentions	Broker Non-votes
59,883,677	12,395,964	144,128	0

Stockholders approved the Adjournment Proposal.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated June 20, 2023, by and among CB Neptune Holdings, LLC, NRS Merger Sub Inc. and Quotient Technology Inc. (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 20, 2023)*

3.1	Fourth Amended and Restated Certificate of Incorporation of Quotient Technology Inc.

3.2	Amended and Restated Bylaws of Quotient Technology Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Quotient will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request. Quotient may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUOTIENT TECHNOLOGY INC.

Date: September 5, 2023	By:	/s/ Connie Chen
	Name:	Connie Chen
	Title:	General Counsel, Compliance Officer and Secretary